Exhibit 9.2

QUAD/GRAPHICS, INC.
VOTING TRUST AGREEMENT AMENDMENT

DATED AS OF FEBRUARY 12, 2024

Pursuant to the provisions of Section 7.01 and 7.02 of the Quad/Graphics, Inc. Voting Trust Agreement, as amended and restated as of June 25, 2010 (the “Voting Trust Agreement”), the Trustees and the Beneficiaries representing more than 50% of the Stock held by the Trustees hereby amend the Voting Trust Agreement as of the 12th day of February, 2024.

The Voting Trust Agreement is hereby amended by adding the following as a new introductory paragraph:

INTRODUCTION

On and after February 12, 2024, all shares of Stock deposited with, or otherwise held by, the Trustees and all related Trust Certificates representing shares of Stock shall be represented in a book-entry form, without certificates. Accordingly, all references in the Voting Trust Agreement to Trust Certificates (whether or not capitalized), New Trust Certificates (whether or not capitalized), the issuance, execution and/or deliverance of Trust Certificates, and all references of any kind to a physical Trust Certificate are deemed to refer to the book-entry system that is used to record, register and reflect the number of Shares and related Trust “certificates” held by the Trustees for the benefit of the Beneficiaries, without any physical certificate. In addition, Exhibit A to the Voting Trust Agreement (which represented the physical form of the Trust Certificate) shall be deleted in its entirety.

IN WITNESS WHEREOF, the Trustees have executed this Amendment as of the date of the later signature below.

TRUSTEES

/s/ J. Joel Quadracci                     2/12/2024
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J. Joel Quadracci                     Date

/s/ Dr. Kathryn Quadracci Flores, M.D.         8/10/2023
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Dr. Kathryn Quadracci Flores, M.D.         Date

/s/ Elizabeth Quadracci Harned             12/8/2023
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Elizabeth Quadracci Harned                 Date